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EXHIBIT 11

MARATHON FINANCIAL CORPORATION

Computation of the Weighted Shares Outstanding and Earnings Per Share
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                                                     Weighted Shares Outstanding End of Month
                                                     ----------------------------------------

                                                                    1999        1998
                                                                    ----        ----
January                                                        2,063,605   2,055,983
February                                                       2,063,365   2,055,983
March                                                          2,060,686   2,055,983
April                                                          2,060,686   2,055,983
May                                                            2,057,137   2,055,983
June                                                           2,055,186   2,059,650
July                                                           2,054,730   2,055,983
August                                                         2,051,321   2,055,983
September                                                      2,050,542   2,055,983
October                                                        2,046,838   2,055,983
November                                                       2,046,441   2,055,983
December                                                       2,046,441   2,062,703
                                                             -----------  ----------
                                                              24,656,978  24,707,183
                     Divided by                                12 months   12 months
                                                              ----------  ----------

   Weighed Shares Outstanding                                 $2,054,748  $2,058,932
                                                              ==========  ==========

   Net Income                                                 $1,111,592  $1,180,311
                                                              ==========  ==========

   Net Income Per Share, Basic                                $     0.54  $     0.57
                                                              ==========  ==========

   Net Income Per Share, Assuming Dilution                    $     0.53  $     0.56
                                                              ==========  ==========


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